UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 22, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of Code of Ethics

(a) On June 22, 2007, the Board of Directors (the “Board”) of The Children’s Place Retail Stores, Inc. (the “Company”) adopted certain revisions to the Company’s Code of Business Conduct (the “Code”) applicable to the Company’s senior officers, directors and all employees. The revision supplements the Code to explicitly provide for a more formalized policy of the Company with respect to cooperation with governmental and regulatory investigations. In addition and in connection with the prohibitions under the Foreign Corrupt Practices Act, the revisions also provide more detail on the prohibition of giving anything of value to any employee or official of a government or political candidate or to any person performing public duties or state functions in order to secure an improper advantage with respect to any aspect of the Company’s business. This summary is qualified entirely by the full text of the revisions to the Code filed herewith as Exhibit 14.1 to this report.

These amendments to the Code were made by the Company in connection with the previously announced comprehensive review by the Board all of the Company’s governance systems and processes and internal controls.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

14.1	Revisions to Code of Business Conduct

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Susan Riley
Name: Susan Riley
Title: Executive Vice President, Finance and Administration

3

EXHIBIT INDEX

Exhibit No.	Description

14.1	Revisions to Code of Business Conduct

4